UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 12, 2006

RIDGEWOOD ELECTRIC POWER TRUST I
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24240	22-3105824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE 19801	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On July 12, 2006, Ridgewood Electric Power Trust I (the “Trust”) engaged Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm. The decision to engage Grant Thornton was made by the managing shareholder of the Trust, Ridgewood Renewable Power LLC, a New Jersey limited liability company.

During the two fiscal years ended December 31, 2005, and through the date of the engagement of Grant Thornton as the independent registered public accounting firm of the Trust as set forth above, neither the Trust nor anyone on its behalf has consulted with Grant Thornton on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust’s financial statements, in each case where a written report was provided or oral advice was provided that Grant Thornton concluded was an important factor considered by the Trust in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST I

Date: July 13, 2006    By: /s/ DOUGLAS R. WILSON
                  Name:   Douglas R. Wilson
                  Title:     Chief Financial Officer